UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported):     November 29, 2010
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                                                          (November 19, 2010)
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                             HIGH PLAINS GAS, INC.
                             ---------------------
             (Exact name of registrant as specified in its charter)


            Nevada                      333-125068               26-3633813
-----------------------------    ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


                  3601 Southern Dr., Gillette, Wyoming  82718
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          (Address of Principal Executive Offices)          (Zip Code)



       Registrant's telephone number, including area code: (307) 686-5030




                          Northern Explorations, Ltd.
                          ---------------------------
         (Former name and former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The Asset Acquisition Transaction

As previously reported, on September 30, 2010, High Plains Gas, Inc. (the "Company") entered into an Operations and Convertible Note Purchase Agreement (the "Operating Agreement") with Current Energy Partners Corporation, a Delaware Corporation ("Current") and its wholly owned subsidiary CEP M Purchase LLC ("CEP").

In accordance with the terms of the Operating Agreement, the Company purchased a Convertible Note from Current. The proceeds from the Convertible Note were to be used by Current through its subsidiary CEP to purchase a significant resource base and land position from Pennaco Energy, Inc. ("Pennaco"), a wholly owned subsidiary of Marathon Oil Company. On November 19, 2010, the Convertible Note was converted into a 51% membership interest in CEP, giving the Company effective control of CEP. The Convertible Note was purchased for $3,550,000 as well as providing certain bonding requirements required for closing the Pennaco transaction.

Effective  July  1,  2010,  CEP and Current had entered into a Purchase and Sale
Agreement with Pennaco (the "Pennaco Agreement") to purchase the Assets. Upon completion of certain conditions required in the Pennaco Agreement, that transaction closed on November 19, 2010, upon which the Company effectively acquired the assets.

As previously reported, on October 31, 2010 the Company had also entered into an Option Agreement with Current pursuant to which the Company was granted an option to purchase the remaining 49% interest in CEP for a total consideration of $1,500,000 and 11,250,000 newly issued shares of common stock of the Company. On November 24, 2010, the Company and Current amended the Option Agreement to provide that payment of the cash consideration would be made from the first $10,000,000 in funding from a proposed financing or by January 31, 2011. Also on November 24, 2010, the Company effectively exercised the option and acquired the remaining 49% of CEP, following which the Company owns 100% of the underlying assets.

There is no relationship between the Company or any director or officer of the Company, or any associate of any such Director or officer, and any person representing Current or Pennaco.

Description  of  the  Assets

The Assets consist of Pennaco Energy's "North & South Fairway" assets located in the Powder River Basin. These properties consist of approximately 155,000 net operated acres and over 1,600 coalbed methane wells, with 40,000 of these acres available for future development.

The assets consist of operational capacities including gathering systems, compression equipment, transportation rights and production wells, both active and idle.

Asset  Highlights

-     Production:  ~17,000  Mcfpd  -  Gross/~13,600  Mcfpd-Net
-     Over  1,600  Coalbed  methane  wells
-     Acreage  Position:  155,000  Net  Acres  (>90%  Held  by  Production)
-     Average  Working  Interest:  97%
-     Average  Net  Revenue  Interest:  80%

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

High Plains Gas, Inc. includes by reference the following exhibits:

     10.1 Purchase and Sale Agreement among Current Energy Partners Corporation, CEP M Purchase LLC and Pennaco Energy, Inc. dated July 25, 2010

     10.2 Amendment dated November 24, 2010 to Option Agreement dated October 31, 2010 by and between High Plains Gas, LLC, and Current Energy Partners Corporation.

Financial Statements and pro forma financial information reflecting acquisition of the assets will be provided by amendment.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             HIGH PLAINS GAS, INC.
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Date:  November  25,  2010    By:     \s\ Mark  D.  Hettinger
                                      -----------------------
                              Name:   Mark  D.  Hettinger
                              Title:  CEO  and  Director
                                      Principal  Executive  Officer


Date:  November  25,  2010    By:     \s\ Joe  Hettinger
                                      ------------------
                              Name:   Joe  Hettinger
                              Title:  CFO  and  Director
                                      Principal  Financial  Officer